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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated August 29, 2000 (except with respect to matter discussed in the Subsequent Event footnote, as to which the date is September 20, 2000), included in Zale Corporation's Form 10-K for the year ended July 31, 2000 and to all references to our Firm included in this Registration Statement.



                             /s/ Arthur Andersen LLP

Dallas, Texas
January 16, 2001